YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. 2026

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

THE VICTORY BANCORP, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on ____________, 2026.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MOBILE VOTING
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING PROPOSALS:

1. **Victory merger proposal:** Proposal to approve and adopt the Agreement and Plan of Merger, dated September 23, 2025, by and between The Victory Bancorp, Inc. and QNB Corp. and the transactions contemplated thereby. FOR ☐ AGAINST ☐ ABSTAIN ☐

2. **Victory adjournment proposal:** Proposal to adjourn the Victory special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the Victory special meeting to approve the Victory merger proposal. FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature______________________ **Signature, if held jointly**______________________ **Date**__________**2026.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders

To view the 2026 Proxy Statement please go to: https://www.cstproxy.com/victorybank/2026

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE VICTORY BANCORP, INC.

The undersigned appoints Shelly Stockmal and William Vitiello, and each of them, as proxies, each with full power of substitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of The Victory Bancorp, Inc. held of record by the undersigned at the close of business on December 17, 2025 at The Special Meeting of Stockholders of The Victory Bancorp, Inc. to be held at at ______________ on ____________ at __:___, local time, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. PLEASE VOTE BY INTERNET, OR DATE, SIGN AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be marked, dated and signed, on the other side)